Exhibit 99.1

HCC INSURANCE HOLDINGS STOCKHOLDERS APPROVE ACQUISITION BY TOKIO MARINE

HOUSTON (September 18, 2015) . . .

HCC Insurance Holdings, Inc. (NYSE: HCC) announced that stockholders voted today during a special meeting held in Houston to adopt the merger agreement entered into on June 10, 2015 with Tokio Marine Holdings, Inc., whereby Tokio Marine agreed to acquire all of the outstanding shares of HCC for $78.00 in cash per share.  More than 99.6% of the votes cast were in favor of the merger agreement and the merger.  Completion of the merger remains subject to approval by relevant regulatory authorities in the United States, the United Kingdom and Japan, as well as customary closing conditions.

Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. is a leading specialty insurer with offices in the United States, the United Kingdom, Spain and Ireland.  As of June 30, 2015, HCC had assets of $11.1 billion and shareholders’ equity of $3.9 billion.  HCC’s major domestic and international insurance companies have financial strength ratings of “AA (Very Strong)” from Standard & Poor’s Financial Services LLC, “A+ (Superior)” from A.M. Best Company, Inc., “AA (Very Strong)” from Fitch Ratings, and “A1 (Good Security)” from Moody’s Investors Service, Inc.

For more information about HCC, please visit http://www.hcc.com.

Contact:	Doug Busker, Director of Investor Relations
HCC Insurance Holdings, Inc.
Telephone: (713) 996-1192

Additional Information and Where to Find It:

This communication relates to a proposed merger between HCC and a subsidiary of Tokio Marine Holdings, Inc. that is the subject of the definitive proxy statement that HCC filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 20, 2015 (the “Proxy Statement”).  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that HCC may file with the SEC or send to its stockholders in connection with the proposed merger.  Investors and stockholders are urged to read the Proxy Statement and all other relevant documents filed with the SEC or sent to HCC’s stockholders as they become available, because they will contain important information about the proposed merger.  All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov).  Investors and stockholders may also obtain documents filed by HCC with the SEC by contacting HCC at Investor Relations, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040, by email at InvestorRelations@hcc.com or by visiting HCC’s website at http://www.hcc.com.

Cautionary Statement Regarding Forward-Looking Statements:

This communication and other written or oral statements made by or on behalf of HCC contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are made under the “safe harbor” provisions of The Private Securities Litigation Reform Act of 1995.  In particular, statements using words such as “may,” “will,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “plan,” “project,” “continue” or “potential,” or their negatives or variations, and similar terminology and words of similar import, generally involve forward-looking statements.  Forward-looking statements reflect HCC’s current views, plans or expectations with respect to future events and financial performance.  They are inherently subject to significant business, economic, competitive and other risks, uncertainties and contingencies.  The inclusion of forward-looking statements in this or any other communication should not be considered as a representation by HCC or any other person that current plans or expectations will be achieved.  Forward-looking statements speak only as of the date on which they are made, and HCC undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

There are or will be important factors that could cause actual results to differ materially from those expressed in any such forward-looking statements, including but not limited to the following:  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; required governmental approvals of the merger may not be obtained or may not be obtained on the terms expected or on the anticipated schedule, and adverse regulatory conditions may be imposed in connection with any such governmental approvals; the parties to the merger agreement may fail to satisfy other conditions to the completion of the merger, or may not be able to meet expectations regarding the timing and completion of the merger; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the proposed merger; HCC may be unable to retain key personnel; the amount of the costs, fees, expenses and other charges related to the proposed merger; and other factors affecting future results disclosed in HCC’s filings with the SEC, including but not limited to those discussed under Item 1A, “Risk Factors”, in HCC’s Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated herein by reference.

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